PrimaLoft Acquisition Presentation June 6, 2022

Forward Looking Statements CAUTIONARY NOTES ON FORWARD LOOKING STATEMENTS All non-historical statements in this presentation constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the expected closing of the transaction with PrimaLoft Technologies Holdings, Inc. (“PrimaLoft”), expected accretion and financial impact of the transaction and anticipated future performance. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made. Except to the extent required by applicable law or regulation, CODI assumes no duty to update forward-looking statements. All forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. In addition to factors previously disclosed in CODI’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements: ability to obtain necessary approvals and meet other closing conditions to the acquisition on the expected terms and schedule; delay in closing the acquisition; difficulties and delays in integrating PrimaLoft’s business or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); general considerations associated with the COVID-19 pandemic and its impact on the markets in which we operate; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Further information regarding CODI and factors which could affect the forward-looking statements contained herein can be found in CODI’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. 2

Branded, high-performance synthetic insulation used primarily in consumer outerwear and accessories X ThermoPlume® X Gold Active PRIMALOFT IS THE LEADING PROVIDER OF 4

PrimaLoft has earned the trust of more than 950+ of the world’s leading brands Well-Diversified Brand Partner Relationships ~63% Net Sales to N. American brands ~30% Net Sales to European brands ~7% Net Sales to Asian brands 5

Strategic Attributes Founded in 1983 to develop a synthetic insulation for soldiers that replicated the warmth and weight of traditional goose down, but remained warm when wet 6 (1) Sales as of April 2022. 01 Innovation leader in the growing synthetic insulation market Earned the trust of leading brand partners globally 04 Exceptional growth and cash flow profile Double digit growth, low cap ex, negative working capital 06 Sustainability leader in product development 91% of sales are from products with at least 50% recycled content(1) 05 World-Class Management team with proven track record Long tenure and a wealth of experience among management 02 Potential for significant market share gains Estimated to have less than 3% of total addressable market 03 Significant intellectual property 90+ patents worldwide; Two-thirds of revenue protected by patents and/or trade secrets

PRIMALOFT.

Addressable Market

LARGE ADDRESSABLE MARKET OPPORTUNITY

$3+ Billion

Insulation sold annually in PrimaLoft's current product categories and price lanes

<3%

PrimaLoft share of addressable market

PROPRIETARY PRIMALOFT® INSULATION ENHANCES PERFORMANCE AND SUSTAINABILITY

- Gaining market share in synthetic insulation driving faster than market growth
- Revolutionary patented ThermoPlume® product disrupting the large traditional down market
- Leading sustainable solutions positioned to benefit from apparel brand partners heightened focus on ESG investment initiatives
  - PrimaLoft BIO – First-ever biodegradable, 100% recycled synthetic insulation and fabric
  - P.U.R.E – proprietary manufacturing process of synthetic insulation that drastically reduced carbon emissions
  - 90%+ of sales are from products with at least 50% recycled content

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PrimaLoft is Relentlessly Responsible™

Enabling the World's Leading Brands to Achieve New Heights of Sustainability



Recycled Content

Non-petroleum-based products start by converting recycled plastics, including ocean plastics, into fibers.



Returning to Nature

First-ever synthetic insulation and fabric designed to return to nature.



Reducing Emissions

PrimaLoft® P.U.R.E.™ manufacturing process significantly reduces carbon emissions.



Designing to Last

Create products that stay with you for a generation.



Enabling Circularity

Products made to be recyclable, repurposed, and remade into high-performance fibers.

ORIGIN

Strategic Alliance

Exclusive partnership utilizing cellulose to significantly reduce carbon levels in polyester, reducing the need for fossil fuels.

614 Million

WATER BOTTLES SAVED



Since 2015, PrimaLoft has saved more than 614M water bottles from entering landfills or ocean water.

70% CARBON EMISSIONS SAVINGS from PrimaLoft® P.U.R.E.™



Produced Using Reduced Emissions

Trademarked and proprietary manufacturing technique (developed by PrimaLoft) that results in annual carbon reduction equivalent to over 10K trees.

+99% OF PRODUCTS CONTAIN RECYCLED CONTENT



91% of YTD 2022 sales are from products with at least **50% recycled content[(1)]**

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(1) YTD 2022 is as of April 2022.

PrimaLoft’s Exceptional Financial Profile1 >$76mm of revenue; ~$32mm of EBITDA ~40% EBITDA margins High Free Cash Flow (CapEx < 1% of Revenue) ~16% Revenue CAGR since 2017 9 Negative working capital (1) PrimaLoft financial information as of May 2022.

Terms of the Transaction



CODI's Permanent Capital competitive advantage provided the certainty and speed to secure this very attractive business

- $530mm Enterprise Value ($495mm CODI)
- Management and sellers rolling over ~$35mm; will become ~9% equity owners
- Expected to draw ~$495 on revolver; leaving availability of ~$105mm (does not include upsize option of $250mm)
- ~4.1x Total leverage[1], pro forma for transaction total outstanding indebtedness of ~$1.8B
- Expected close July 2022

(1) Per credit agreement calculation

COMPASS DIVERSIFIED

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Thank you!